Exhibit 10.41
“[ * ]” denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
AMENDMENT TO THE
XBOX 360 PUBLISHER LICENSE AGREEMENT
(Xbox V1 Games Distributed via Games on Demand)
     This Amendment to the Xbox 360 Publisher License Agreement (this “Amendment”) is entered into and effective as of October 12, 2007 (the “Amendment Effective Date”) by and between Microsoft Licensing, GP, a Nevada general partnership (“Microsoft”) and Midway Home Entertainment Inc. (“Publisher”), and supplements that certain Xbox 360 Publisher License Agreement between the parties dated as of October 25, 2006, as amended (the “Xbox 360 PLA”).
RECITALS
     A. Microsoft and Publisher entered into the Xbox 360 PLA to establish the terms under which Publisher may publish video games for Microsoft’s Xbox 360 video game system.
     B. The parties now wish to amend the Xbox 360 PLA to set forth the terms applicable to Online Content in the form of Xbox version 1 games that are distributed via Microsoft’s Xbox Live Games on Demand program (“Games on Demand Titles”).
     Accordingly, for and in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, receipt of which each party hereby acknowledges, Microsoft and Publisher agree as follows:
1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the same definitions as those ascribed to them in the Xbox 360 PLA. Games on Demand Titles shall be deemed “Online Content” as defined in the Xbox 360 PLA.
2. Game Selection and License. From time to time, Publisher may[     *     ] offer [     *     ] game titles to be used as Games On Demand Titles by preparing and submitting to Microsoft a sequentially numbered exhibit in the form attached as Attachment A (the “Exhibit”). The Exhibit will include [     *     ] Publisher will submit a separate Exhibit for each [     *     ] game title offered. [     *     ]. In the event that Microsoft includes the title in the Games On Demand service, Publisher hereby grants to Microsoft, and Microsoft hereby accepts, subject to the terms set forth herein, a non-exclusive license, to distribute, market and sell the Games on Demand Titles only to end users through the Games on Demand Service.
3. Game Removal. In the event Publisher desires to remove a game title from the Games on Demand Titles for any reason, it shall so inform Microsoft in writing. Microsoft shall remove the title from the service within [     *     ] of receiving such notice.
4. Term. Unless otherwise set forth in an Exhibit, the term for each Games on Demand Title begins when an Exhibit for that Games on Demand Title is executed by both parties and shall conclude upon the termination of the Xbox 360 PLA.
     *Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

5. Territory. The “Territory” applicable to the license set forth in Section 2 hereof shall be the Sales Territory (as defined in the Xbox 360 PLA, except in cases when Publisher has indicated a Territory other than the Sales Territory on the applicable Exhibit for such Games on Demand Title or where the restrictions of Paragraph 8 below restrict the Territory for a specific Games on Demand Title.
6. Games on Demand Online Content
     Notwithstanding Sections 5c and 5d of Exhibit 1 of the Xbox 360 PLA, the specific Royalty Fee applicable to the Games on Demand Titles shall be as follows:
     i. For Games on Demand Titles made available for redemption with MS Points, the Royalty Fee will equal [     *     ]. For example, if a Games on Demand Title was sold for [     *     ] the Royalty Fee would equal [     *     ].
     ii. For all other Games on Demand Titles, the Royalty Fee will equal [     *     ].
7. Marketing Materials. Publisher hereby grants Microsoft the worldwide right and license to create, use and distribute press releases and marketing, advertising and promotional materials for the Games on Demand Titles, provided that all such materials shall be subject to Publisher’s approval prior to Microsoft’s use thereof.
8. Game Rating. Publisher and Microsoft may from time to time agree that Microsoft will procure the game rating for certain Games on Demand Titles from applicable ratings boards (“Game Rating”). In the event that Publisher requests that Microsoft obtain a Game Rating for a specific territory in writing, Microsoft shall obtain such Game Rating and will deduct all costs and expenses related thereto from the Royalty Fee payable for the relevant Games on Demand Title(s) for which the Game Rating was obtained. Publisher will provide Microsoft with prompt assistance and information to procure the Game Rating. Microsoft will not distribute, market or sell the Games on Demand Titles in territories unless that specific Games on Demand Title: a) has received a Game Rating for that territory through the efforts of Publisher; or b) obtains a Game Rating through Microsoft’s efforts pursuant to this Paragraph. If Microsoft is responsible to pay fines or other fees to a ratings board related to a Games on Demand Title due to Publisher’s acts or omissions, Publisher will immediately reimburse Microsoft or Microsoft may deduct such amounts from Publisher’s Royalty Fee for the relevant Games on Demand Title, at Microsoft’s option. Publisher acknowledges that Microsoft may remove Games on Demand Titles from distribution at anytime for any reason, including in respect to any issues concerning the Game Rating.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.

MICROSOFT LICENSING, GP	MIDWAY HOME ENTERTAINMENT INC.

/s/ Astrid B. Ford	/s/ Miguel Iribarren
By (sign)	By (sign)
Astrid B. Ford	Miguel Iribarren
Name (Print)	Name (Print)
Sr. Program Mgr	VP-Publishing
Title	Title
02.07.08	1-30-08
Date (Print mm/dd/yy)	Date (Print mm/dd/yy)
     *Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
Microsoft Confidential

ATTACHMENT A
EXHIBIT X to the AMENDMENT TO THE XBOX 360 PUBLISHER LICENSE AGREEMENT between Midway Home Entertainment Inc. and Microsoft Licensing, GP dated October 25, 2006
[     *     ]
[     *     ]
[     *     ]
[     *     ]
[     *     ]
IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT AS OF THE EFFECTIVE DATE.

MIDWAY HOME ENTERTAINMENT INC.	MICROSOFT LICENSING, GP

BY:	BY:

NAME:	NAME:

TITLE:	TITLE:

     *Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
Microsoft Confidential